UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 31, 2018
(May 31, 2018)

CALERES, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced on January 23, 2018 that Richard M. Ausick, the Company’s Division President, Famous Footwear would retire from the Company in 2018 as part of a planned leadership succession. Mr. Ausick’s last day of employment with the Company will be July 6, 2018.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 31, 2018, three proposals described in the Notice of Annual Meeting of Shareholders dated April 19, 2018, were voted upon:

1.	The shareholders elected 3 directors, Brenda C. Freeman, Lori H. Greeley and Mahendra R. Gupta, each for a term of three years. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
Brenda C. Freeman	36,364,045	262,118	1,822,556
Lori H. Greeley	36,437,488	118,675	1,822,556
Mahendra R. Gupta	36,071,177	554,986	1,822,556

The following directors have terms of office that continue after the meeting: Ward M. Klein, Steven W. Korn, W. Patrick McGinnis, Diane M. Sullivan, W. Lee Capps III, Carla Hendra, Patricia G. McGinnis, and Wenda Harris Millard.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
37,259,316	1,143,611	45,792

3.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
34,397,555	1,903,781	324,827	1,822,556

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: May 31, 2018	By: /s/ Thomas C. Burke
Thomas C. Burke
Vice President, General Counsel and Secretary